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                                                                  EXHIBIT 4.14


                           WAIVER TO CREDIT AGREEMENT


         WAIVER TO CREDIT AGREEMENT, dated as of June 29, 2000 (this "Waiver"), among JCC HOLDING COMPANY ("Holdings"), JAZZ CASINO COMPANY, L.L.C. (the "Borrower"), various lending institutions party to the Credit Agreement referred to below (the "Banks") and BANKERS TRUST COMPANY, as Administrative Agent (the "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                                   WITNESSETH

         WHEREAS, Holdings, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of October 29, 1998 (as amended to the date hereof, the "Credit Agreement");

         WHEREAS, Holdings and the Borrower have requested that the Banks agree to waive certain requirements of the Credit Agreement, and the Banks have agreed, subject to the terms and conditions set forth herein, to waive such requirements of the Credit Agreement as herein provided;

         NOW, THEREFORE, it is agreed:

         1. The Banks hereby waive, solely for the period from and including June 29, 2000 to and including July 20, 2000 (the "Waiver Period"), compliance by the Borrower with the provisions of Section 9.09 of the Credit Agreement and any Default or Event of Default which may exist solely as a result of the Borrower's failure to comply with the requirements of such Section during the Waiver Period; provided that such waiver shall be effective only during the Waiver Period and such waiver shall not be of any force or effect at any time thereafter, including with respect to any failure to comply with such Section
9.09 for the Fiscal Test Quarter ended June 30, 2000. For purposes of clarity, it is understood that, subject to any agreement among the Banks (or to the extent provided in Section 16.12 of the Credit Agreement, the Required Banks), Holdings and the Borrower to the contrary, any Default or Event of Default which would have existed with respect to Section 9.09 upon completion of the Fiscal Test Quarter ended June 30, 2000 but for the effectiveness of this waiver, shall exist upon completion of the Waiver Period.

         2. In order to induce the Banks to enter into this Waiver and grant the waivers contemplated hereby, and in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Holdings and the Borrower hereby (x) represents and warrants that no Default or Event of Default exists on the Waiver Effective Date after giving effect to this Waiver and (y) makes each of the representations, warranties and agreements made by each such party contained in the Credit Agreement and the other Credit Documents on and as of the Waiver Effective Date, after giving effect to this Waiver (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects as of such date).




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         3. This Waiver is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement (or of any provision beyond the specific waivers granted hereby) or any other Credit Document.

         4. This Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

         5. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         6. This Waiver shall become effective on the first date (the "Waiver Effective Date") on which (i) each of Holdings, the Borrower and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile) the same to the Agent at its Notice Office.

         7. At all times on and after the Waiver Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Waiver.

                                      * * *



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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Waiver to be duly executed and delivered as of the date first written above.


                                           JCC HOLDING COMPANY


                                           By:  /s/ Camille Fowler
                                              --------------------------------
                                              Title: Vice President


                                           JAZZ CASINO COMPANY, L.L.C.

                                           By: /s/ Camille Fowler
                                              --------------------------------
                                              Title: Vice President



                                           BANKERS TRUST COMPANY, Individually
                                           and as Administrative Agent


                                           By: /s/ Scottye O. Lindsey
                                              --------------------------------
                                              Title: Vice President


                                           MORGAN STANLEY DEAN WITTER
                                              PRIME INCOME TRUST


                                           By:
                                              --------------------------------
                                              Title:


                                           VAN KAMPEN AMERICAN CAPITAL
                                             PRIME RATE INCOME TRUST


                                           By:
                                              --------------------------------
                                              Title:



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                                           BANK OF AMERICA, N.A.


                                           By:  /s/ Scott L. Faber
                                              --------------------------------
                                              Title: Managing Director





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